SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 19, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

  99 Wood Avenue South, Suite 311, Iselin, NJ     08830
   (Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

1.
On October 19, 2009, Pharmos Corporation dismissed its independent registered public accounting firm, PricewaterhouseCoopers LLP.  The dismissal was approved by the Pharmos Audit Committee.  During the two most recent fiscal years and through October 19, 2009, there have been no disagreements between Pharmos and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.  During the two most recent fiscal years and through October 19, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K.  Neither of the reports of PricewaterhouseCoopers LLP for the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that their report dated February 25, 2009 contained an explanatory paragraph expressing substantial doubt about Pharmos' ability to continue as a going concern.  Pharmos has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated October 22, 2009, is filed as Exhibit 16 to this Current Report on Form 8-K.

2.	On October 20, 2009, Pharmos Corporation engaged Friedman LLP as its new independent accounting firm.

Item 9.01  Financial Statements and Exhibits.

Exhibits

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of October, 2009.

PHARMOS CORPORATION

By:        /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer